EXHIBIT 3
NAVISTAR INTERNATIONAL CORPORATION
AND CONSOLIDATED SUBSIDIARIES
 ______________________________
ARTICLES OF INCORPORATION AND BY-LAWS
The following documents of Navistar International Corporation are incorporated herein by reference:

3.1
Amended and Restated Certificate of Incorporation of Navistar International Corporation, dated February 12, 2015. Filed as Exhibit 3.1 to Current Report on Form 8-K which was dated and filed on February 18, 2015. Commission File No. 001-09618.

3.2
Fourth Amended and Restated By-Laws of Navistar International Corporation effective October 6, 2020 (marked to indicate all changes from the June 23, 2020 bylaws). Filed as Exhibit 3.1 to Current Report on Form 8-K, which was dated and filed on October 6, 2020 and filed on October 1, 2020. Commission File No. 001-09618.

E-1